Exhibit 10.2

Execution Version

LIMITED WAIVER AND SECOND AMENDMENT TO THIRD AMENDED AND

RESTATED RECEIVABLES PURCHASE AGREEMENT

LIMITED WAIVER AND SECOND AMENDMENT TO THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Waiver and Amendment”) is entered into as of January 15, 2009, with respect to that certain Third Amended and Restated Receivables Purchase Agreement, dated as of April 18, 2008 (as heretofore amended, modified or supplemented, the “RPA”), by and among (i) Yellow Roadway Receivables Funding Corporation, a Delaware corporation (the “Seller”), (ii) YRC Worldwide Inc., a Delaware corporation (the “Performance Guarantor”), (iii) JPMorgan Chase Bank, N.A., SunTrust Bank, Wachovia Bank, National Association, and The Royal Bank of Scotland plc as successor to ABN AMRO Bank, N.V. (each of the foregoing a “Committed Purchaser”), (iv) Falcon Asset Securitization Company LLC, Three Pillars Funding LLC and Amsterdam Funding Corporation (each of the foregoing, a “Conduit”), (v) YRC Assurance Co. Ltd., an exempted company incorporated with limited liability under the laws of Bermuda, individually and as agent for itself (together with its successors and permitted assigns and in such latter capacity, a “Co-Agent”), (vi) Wachovia Bank, National Association, as letter of credit issuer (the “LC Issuer”), (vii) SunTrust Robinson Humphrey, Inc., Wachovia Bank, National Association, The Royal Bank of Scotland plc (as successor to ABN AMRO Bank, N.V.), and JPMorgan Chase Bank, N.A., as “Co-Agents,” and (viii) JPMorgan Chase Bank, N.A., as administrative agent for the Groups (together with its successors and permitted assigns and in such capacity, the “Administrative Agent” and together with the Co-Agents, and their respective successors and permitted assigns, the “Agents”).

W I T N E S S E T H:

WHEREAS, the Performance Guarantor believes that one or more Trigger Events may have occurred for the Test Period ending on December 31, 2008 (such Servicer Default, the “Trigger Event of Default”);

WHEREAS, the Performance Guarantor has informed the lenders party to the YRCW Credit Agreement (the “Lenders”) that, as a result of the Borrowers’ (as defined in the YRCW Credit Agreement) failure to comply with the provisions of Section 2.12(e) of the YRCW Credit Agreement requiring a mandatory prepayment of the Term Loans (as defined in the YRCW Credit Agreement) in an amount equal to approximately $38,600,000, an Event of Default (as defined in the YRCW Credit Agreement) has occurred under clause (a) of Article VII thereof (such failure, the “YRCW Payment Event of Default”);

WHEREAS, the Performance Guarantor has requested that the Lenders waive any Default (as defined in the YRCW Credit Agreement) or Event of Default which has arisen or may arise under clause (d) of Article VII of the YRCW Credit Agreement as a result of the events giving rise to the Trigger Event of Default (the “Financial Covenant Defaults”);

WHEREAS, the Performance Guarantor has also requested that the Lenders waive (i) any Default or Event of Default which has arisen or may arise under (a) clauses (c) or (d) of Article VII of the YRCW Credit Agreement as a result of any representations or warranties made or deemed made by or on behalf of any Borrower or any Subsidiary in connection with any Loan Document (as defined in the YRCW Credit Agreement) or in any report, certificate or other document furnished pursuant to or in connection with any Loan Document proving to have been incorrect in any material respect when made or deemed made solely as a result of (x) the YRCW Payment Event of Default, (y) the Financial Covenant Defaults, or (z) the Cross Default (as hereinafter defined), (all of the foregoing Defaults or Events of Default being collectively referred to as the “Representation Defaults”), and (b) clause (g) of Article VII of the YRCW Credit Agreement by virtue of any Servicer Default arising under the RPA by virtue of the YRCW Payment Event of Default, the Financial Covenant Defaults, the Representation Defaults or the 3.04(b) Waiver (as defined below) (the “Cross Default”), (ii) the provisions of Section 3.07 of the YRCW Credit Agreement solely in connection with (A) that certain Master Lease Agreement, dated as of January 17, 2008, by and among RBS Asset Finance, any other lessors or creditors thereunder from time to time party thereto and certain of the Loan Parties (as defined in the YRCW Credit Agreement), including all exhibits, schedules, annexes and assignments in respect thereof (as amended, supplemented or otherwise modified from time to time, collectively, the “RBS Lease”) and (B) that certain Master Equipment Lease Agreement, dated as of August 6, 2001, by and among Banc of America Leasing & Capital, LLC, any other lessors or creditors thereunder from time to time party thereto and certain of the Loan Parties (as defined in the YRCW Credit Agreement), including all exhibits, schedules, annexes and assignments in respect thereof (as amended, supplemented or otherwise modified from time to time, collectively, the “BofA Lease”) as a result of any representations or warranties made or deemed made by or on behalf of any Borrower or any Subsidiary in connection with any Loan Document (as defined in the YRCW Credit Agreement) or in any report, certificate or other document furnished pursuant to or in connection with any Loan Document (the “3.07 Waiver”) and (iii) the provisions of Section 3.04(b) of the YRCW Credit Agreement (other than any representation or warranty of the provisions of Section 3.04(b) of the YRCW Credit Agreement made after the date of this Waiver and Amendment solely for the period commencing on September 30, 2008) (the “3.04(b) Waiver” and together with the YRCW Payment Event of Default, the Financial Covenant Defaults, the Cross Default, the 3.07 Waiver and the Representation Defaults, the “Credit Agreement Defaults”);

WHEREAS, the Performance Guarantor believes that certain Servicer Defaults may have arisen as a result of representations or warranties, made or deemed made by or on behalf of Seller in connection with the RPA or any Transaction Document or in any report, certificate or other document furnished pursuant to or in connection with the RPA or any Transaction Document, proving to have been incorrect when made or deemed made or conditions to any Credit Event not being satisfied solely as a result of the Trigger Event of Default or the existence of a Default or Event of Default pursuant to Section 7.1(h) of the RPA arising from the Credit Agreement Defaults (collectively, the “Other Servicer Defaults” and collectively with the Trigger Event of Default, the “Specified Servicer Defaults”);

WHEREAS, the Performance Guarantor has requested that the Required Co-Agents, on behalf of the Committed Purchasers and the Conduits, waive the Specified Servicer Defaults; and

WHEREAS, the Required Co-Agents are willing to waive the Specified Servicer Defaults only for the period and on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms.

(a) Capitalized terms used herein and not otherwise defined shall have the meanings attributed to such terms in the RPA.

(b) As used in this Waiver and Amendment, “Waiver Termination Date” means the earlier of (i) the date on which any Servicer Default (other than the Specified Servicer Defaults) occurs, and (ii) February 17, 2009.

2. Waiver. Subject to the satisfaction or waiver of the conditions precedent set forth in Section 3 below, the Required Co-Agents, on behalf of the Agents and the Purchasers, hereby waive the Specified Servicer Defaults from the date hereof to and including the Waiver Termination Date after which date such waiver shall terminate, expire and become null and void with no further effect. On and after the Waiver Termination Date, the Agents and Purchasers may exercise any and all of their respective rights and remedies under the RPA, the other Transaction Documents and applicable law, including without limitation, their respective rights and remedies with respect to the Specified Servicer Defaults.

3. Amendments to RPA. The RPA is hereby amended as follows:

3.1. Each reference to “Weekly Report or Monthly Report” is hereby replaced with “Settlement Report”.

3.2 Each reference to “Monthly Reports and Weekly Reports” is hereby replaced with “Settlement Reports”.

3.3 Each reference to “Weekly Report” in Section 1.5(b)(i) and 1.5(c) is hereby replaced with “Daily Report and Weekly Report”.

3.4 Each reference to “Weekly Settlement Date” or “Weekly Settlement Dates” in Sections 1.4(b), 1.4(d)(i), 1.5(a), 1.5(c), 1.5(d), 1.5(e) and 1.10 is hereby replaced with “Daily Settlement Date and Weekly Settlement Date” or “Daily Settlement Dates and Weekly Settlement Dates”, respectively.

3.5 Each reference to “Weekly Settlement Period” in Section 1.5 is hereby replaced with “Daily Settlement Period and Weekly Settlement Period”.

3.6 Section 1.4(d)(iii)(B) of the RPA is hereby amended by replacing “Monthly Settlement Date” with “Settlement Date”.

3.7 Section 1.11 of the RPA is hereby amended by replacing “each Collection Account,” in the first sentence thereof with “each Collection Account, the Facility Account,”.

3.8 Section 6.3 of the RPA is hereby amended by adding a new sentence to the end thereof to read as follows:

“On or before January 23, 2009, (i) Administrative Agent will send a Collection Notice to each Collection Bank and such parties will establish mutually acceptable procedures for the control and release of the Collections in the Collection Accounts, (ii) Seller will establish an interest bearing deposit account at JPMorgan Chase (which account may be the Facility Account), subject to a deposit account control agreement in favor of, and acceptable in form and substance to, the Administrative Agent to hold any Collections that may be required to make a reduction in Capital determined pursuant to a Daily Report and (iii) the Administrative Agent will establish procedures for the application of such funds to the outstanding Capital.”

3.9 Section 6.5(b) of the RPA is hereby amended by adding the following language to the end thereof:

“; provided that the Servicer will not be required to prepare Weekly Reports and make Weekly Settlements for any periods during which the Servicer is preparing Daily Reports and making Daily Settlements.”

3.10 Section 6.5 of the RPA is hereby amended by adding a new section 6.5(d) to the end thereof to read as follows:

“(d) Commencing on or before January 23, 2009, and on each day thereafter (or if such day is not a Business Day, the next following Business Day), the Servicer shall prepare and forward to the Agents a Daily Report for the preceding Business Day and the preparation and forwarding of Daily Reports shall continue so long as any Agent requests Daily Reports and Daily Settlements; provided that the Servicer need only prepare Weekly Reports rather than Daily Reports, if and after the Administrative Agent so states in writing which will only be provided so long as no Agents request Daily Reports and Daily Settlements.”

3.11 Section 8.1(d)(i) of the RPA is amended by replacing “any Monthly Report, Weekly Report” with “any Settlement Report”.

3.12 The definition of “Effective Receivable Interest” in Exhibit I to the RPA is amended by replacing “Weekly Report” with “Daily Report, Weekly Report”.

3.13 The definition in Exhibit I to the RPA of each of the terms specified below is hereby amended and restated in its entirety to read, respectively, as follows:

“Group Commitment” and “Group Limit” means, for each Group, the amount set forth next to its name in the table below under the applicable column heading:

GROUP NAME	GROUP LIMIT	GROUP COMMITMENT
Wachovia Group	$91,666,667.00	$91,666,667.00
Falcon Group	$174,583,333.00	$174,583,333.00
Three Pillars Group	$108,750,000.00	$108,750,000.00
Amsterdam Group	$125,000,000.00	$125,000,000.00
YRCA Group	$250,000,000.00	$-0-

“Reporting Date” means each date specified in the first sentence of Section 6.5(a), Section 6.5(b) or Section 6.5(d).

“Settlement Date” means a Daily Settlement Date, Monthly Settlement Date or a Weekly Settlement Date, as the context may require.

“Settlement Period” means a Daily Settlement Period, Monthly Settlement Period or a Weekly Settlement Period, as the context may require.

“Settlement Report” means a Daily Report or a Weekly Report, as the context may require.

3.14 The following definitions are hereby inserted into Exhibit I to the RPA in their appropriate alphabetical order:

“Daily Settlement Date” means the first (1st) Business Day following the date each Daily Report is due pursuant to Section 6.5(d).

“Daily Settlement Period” means each Business Day.

“Daily Report” means a report furnished by the Servicer to the Administrative Agent pursuant to Section 6.5 in form and substance acceptable to the Administrative Agent; provided that up to April 15, 2009, the Daily Report may consist of an accounts receivable roll forward and an accounts receivable aging, or such other information acceptable to the Administrative Agent; provided further, that only on and after April 15, 2009 shall the Daily Report contain the same information as the Weekly Report.

3.15 The signature page of JPMorgan Chase Bank, N.A. is amended by replacing “$209,500,000.00” with “$174,583,333.00”.

3.16 The signature page of Wachovia Bank, National Association is amended by replacing “$110,000,000.00” with “$91,666,667.00”.

3.17 The signature page of The Royal Bank of Scotland plc is amended by replacing “$150,000,000.00” with “$125,000,000.00”.

3.18 The signature page of Suntrust Bank is amended by replacing “$130,500,000.00” with “$108,750,000.00”.

4. Effective Date. This Waiver and Amendment shall become effective as of the date hereof when each of the following conditions precedent has been satisfied or waived:

(a) the Administrative Agent has received counterparts of this Waiver and Amendment, duly executed by the Seller, the Performance Guarantor and the Required Co-Agents;

(b) the Seller shall have paid to each of the Co-Agents who executes and delivers to the Administrative Agent and the Seller on or prior to January 15, 2009 a counterpart of this Waiver and Amendment, a fully-earned and non-refundable waiver fee in immediately available funds equal to the product obtained by multiplying 0.0050 by such Co-Agent’s Group’s Group Commitment (determined after giving effect to the changes in Group Commitments set forth herein);

(c) after giving effect to this Waiver and Amendment, each of the representations and warranties set forth in Section 3.1 of the RPA is correct in all material respects as though made on and as of the date hereof;

(d) no Default or Event of Default under the YRCW Credit Agreement shall have occurred and be continuing other than the Credit Agreement Defaults, and the requisite Lenders under the YRCW Credit Agreement shall have executed and delivered a waiver of the Credit Agreement Defaults and all conditions precedent to effectiveness of such waiver (other than effectiveness of this Waiver and Amendment) shall have been satisfied; and

(e) the Seller shall have paid the reasonable legal fees and disbursement of the Administrative Agent’s counsel, Latham & Watkins LLP, invoiced on or prior to January 15, 2009.

5. Ratification. The Performance Undertaking and, except as modified hereby, the RPA are hereby ratified, approved and confirmed in all respects.

6. Reference to Agreement. From and after the effective date hereof, each reference in the RPA to “this Agreement”, “hereof”, or “hereunder” or words of like import, and all references to the RPA in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the RPA as modified by this Waiver and Amendment.

7. Costs and Expenses. The Seller agrees to pay all reasonable costs, fees, and out-of-pocket expenses (including reasonable attorneys’ fees and disbursements) incurred by the Agents in connection with the preparation, execution and enforcement of this Waiver and Amendment.

8. CHOICE OF LAW. THIS WAIVER AND AMENDMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

9. Execution in Counterparts. This Waiver and Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart via facsimile or other electronic transmission shall be deemed delivery of an original counterpart.

<Signature pages follow>

IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

YELLOW ROADWAY RECEIVABLES FUNDING CORPORATION

By:	/s/ Christina E. Wise
Name:	Christina E. Wise
Title:	President and Chief Executive Officer

YRC WORLDWIDE INC., as Performance Guarantor

By:	/s/ Timothy A. Wicks
Name:	Timothy A. Wicks
Title:	Executive Vice President and Chief Financial Officer

SUNTRUST ROBINSON HUMPHREY, INC., as Three Pillars Agent

By:	/s/ Kecia P. Howson
Name:	Kecia P. Howson
Title:	Director

JPMORGAN CHASE BANK, N.A., as Falcon Agent and as Administrative Agent

By:	/s/ John N. Kuhns
Name:	John N. Kuhns
Title:	Executive Director

WACHOVIA BANK, NATIONAL ASSOCIATION, as LC Issuer and as Wachovia Agent

By:	/s/ Elizabeth R. Wagner
Name:	Elizabeth R. Wagner
Title:	Managing Director

[Signature Page to YRCW Waiver and 2nd Amendment to RPA]

THE ROYAL BANK OF SCOTLAND PLC, as Amsterdam Agent

BY: GREENWICH CAPITAL MARKETS, INC., AS ITS AGENT

By:	/s/ David Viney
Name:	David Viney
Title:	Managing Director

[Signature Page to YRCW Waiver and 2nd Amendment to RPA]